EXHIBIT 10.1

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is dated as of the 27th day of January, 2021, by and between Bank of America, N.A. (the “Bank”) and Hooker Furniture Corporation, a Virginia corporation, Bradington-Young, LLC, a Virginia limited liability company, Sam Moore Furniture LLC, a Virginia limited liability company, and Home Meridian Group, LLC, a Virginia limited liability company (collectively, the “Borrowers,” and individually, a “Borrower”).

The Borrowers and the Bank are parties to a Second Amended and Restated Loan Agreement dated as of September 29, 2017, as amended by a First Amendment to Second Amended and Restated Loan Agreement dated as of January 31, 2019, and a Second Amendment to Second Amended and Restated Loan Agreement dated as of November 4, 2020 (as so amended, the “Existing Loan Agreement”), and they now desire to amend certain provisions of the Existing Loan Agreement as provided herein.

Accordingly, for and in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which consideration are hereby mutually acknowledged, the Borrowers and the Bank hereby agree as follows:

1.     Capitalized Terms; Effective Date. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings assigned thereto in the Existing Loan Agreement, as amended by this Amendment (the Existing Loan Agreement, as amended by this Amendment, being hereinafter referred to as the “Loan Agreement”). Except as expressly provided to the contrary herein, all amendments to the Existing Loan Agreement set forth herein shall be effective as of the date of this Amendment.

2.     Amendments to Existing Loan Agreement. The following provisions of the Existing Loan Agreement are amended as follows:

2.1.     Line of Credit Amount. Section 1.1(a) of the Existing Loan Agreement is amended to read as follows:

“(a)     During the availability period described below, the Bank will continue to provide a line of credit to the Borrowers upon the terms and conditions set forth in this Agreement (“Facility No. 1”). The maximum amount of Facility No. 1 shall be $35,000,000 (the “Facility No. 1 Commitment”).”

2.2.     Availability Period and Method of Borrowing. The first sentence of Section 1.2(a) of the Existing Loan Agreement is amended to read as follows:

“Facility No. 1 is available between the date of this Agreement and February 1, 2026, or such earlier date as the availability may terminate as provided in this Agreement or such later date as the Bank may from time to time in its sole discretion designate in any “Extension Notice,” as defined hereafter (the “Facility No. 1 Expiration Date”).”

2.3.     Interest Rate on Facility No. 1. Section 1.4(a) of the Existing Loan Agreement is amended to read as follows:

“(a)     The outstanding principal amount of Facility No. 1 will bear interest at a rate per year equal to the LIBOR Rate (Adjusted Periodically) plus 1.00%.”

2.4.     Letter of Credit Fee. Section 1.5(d)(vi) of the Existing Loan Agreement is amended to read as follow:

“(vi)     To pay the Bank in connection with letters of credit, (i) a fee payable quarterly in arrears on the first day of each quarter, which fee shall equal the actual daily amount of the undrawn amounts of the letters of credit during the specified period times a per annum rate equal to 1.00% (calculated on the basis of a 360-day year for the actual number days elapsed) and (ii) the Bank’s then customary fees and charges in connection with all amendments, extensions, draws and other actions regarding letters of credit.”

2.5.     Increase to Facility No. 1 Commitment Amount. A new Section 1.6 is added to the Existing Loan Agreement to read as follow:

“1.6     Increase to Facility No. 1 Commitment. Provided that no Default or Event of Default (each as hereinafter defined) has occurred and is then continuing, upon written notice to the Bank, the Borrowers may, on a one-time basis, request an increase in the Facility No. 1 Commitment by an amount not to exceed $30,000,000 (the “Facility No. 1 Commitment Increase”). If the Bank, in its sole discretion, agrees to the Facility No. 1 Commitment Increase, the Bank shall notify the Borrowers of such decision and determine the effective date of the Facility No. 1 Commitment Increase. As conditions precedent to the effectiveness of the Facility No. 1 Commitment Increase, the Borrowers shall deliver to the Bank such documents, instruments, certificates and other documents as may be requested by the Bank.”

2.6.     Facility No. 2. Article 2 of the Existing Loan Agreement is amended and restated in its entirety to read as follows:

“2.     FACILITY NO. 2: [INTENTIONALLY OMITTED]”

2.7.     Facility No. 3. Article 3 of the Existing Loan Agreement is amended and restated in its entirety to read as follows:

“3.     FACILITY NO. 3: [INTENTIONALLY OMITTED]”

2.8.     Facility No. 4. Article 3.A of the Existing Loan Agreement is amended and restated in its entirety to read as follows:

“3.A     FACILITY NO. 4: [INTENTIONALLY OMITTED]”

2.9.     Collateral for Facility No. 3. Article 4 of the Existing Loan Agreement is amended and restated in its entirety to read as follows:

“4     [INTENTIONALLY OMITTED]”

2.10.     Unused Commitment Fee. Section 5.1(d) of the Existing Loan Agreement is amended to read as follows:

“(d)     Unused Commitment Fee. The Borrowers shall pay a quarterly fee on any difference between the Facility No. 1 Commitment and the amount of credit it actually uses under Facility No. 1, determined by the actual daily amount of credit outstanding during the specified period. The fee will be equal to such difference multiplied by a percentage equal to 0.15%. This fee is due on the first day of each calendar quarter, with respect to the immediately preceding calendar quarter, and on the Facility No. 1 Expiration Date with respect to the period ending on that date.”

2.11.     Representations and Warranties. A new Section 8.16 is added to the Existing Loan Agreement to read as follows:

“8.16.     Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification most recently provided to the Bank, if applicable, is true and correct in all respects.”

2.12.     Covenants. A new Section 9.24 is added to the Existing Loan Agreement to read as follows:

“9.24     Patriot Act; Beneficial Ownership Regulation. Promptly following any request therefor, to provide information and documentation reasonably requested by the Bank for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.”

2.13.     Miscellaneous. A new Section 11.18 is added to the Existing Loan Agreement to read as follows:

“11.18     Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement and any other Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the Governing Law State and/or of the United States or any other state of the United States):

(a)

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b)	As used in this paragraph, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.”

2.14.     New Defined Terms. The following new defined terms of “Beneficial Ownership Certification” and “Beneficial Ownership Certification” are added to the Schedule of Definitions set forth at the end of the Existing Loan Agreement to read as follows:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

3.     Representations and Warranties. The Borrowers hereby represent and warrant to the Bank that:

3.1.     The Borrowers are in compliance with all of the terms, covenants and conditions of the Existing Loan Agreement, and all of the terms, covenants and conditions of each of the other Loan Documents to which each is a party, and there exists no Default or Event of Default.

3.2.     After giving effect to this Amendment, the representations and warranties contained in Article 8 of the Loan Agreement are, except to the extent that they relate solely to an earlier date, true with the same effect as though such representations and warranties had been made on the date hereof.

3.3.     Each of the Borrowers has full organizational power and authority to execute and deliver this Amendment, to perform its obligations under the Loan Agreement and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary organizational action.

3.4.     This Amendment and the Loan Agreement constitute the valid and legally binding obligations of the Borrowers, enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.5.     There are no actions, suits, proceedings or investigations pending or, so far as the officers, members or managers (as applicable) of any Borrower know, threatened before any court or administrative agency that, in the opinion of such officers, members or managers, would, if adversely determined, materially adversely affect (i) the financial condition or operations of the Borrowers, or (ii) the ability of the Borrowers to execute or deliver this Amendment or to carry out the terms of the Loan Agreement.

4.     Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

4.1.     Amendment. The Borrowers and the Bank shall have executed and delivered one or more counterparts of this Amendment.

4.2.     Repayment of Term Loans. The Borrower shall have repaid Facility No. 2, Facility No. 3 and Facility No. 4 under the Existing Loan Agreement in full.

4.3.     KYC Information. Upon the request of the Bank, (a) the Borrowers shall have provided to the Bank, and the Bank shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and (b) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall have delivered a Beneficial Ownership Certification to the Bank.

4.4.     Other Conditions. The Bank shall have received any and all other certificates, statements, opinions and other documents required by the terms of this Amendment or otherwise requested by the Bank.

5.     No Other Amendments; Reaffirmation; No Novation; No Waiver; Reservation of Rights and Release. Except as expressly amended hereby, the terms of the Loan Agreement shall remain in full force and effect in all respects, and each Borrower hereby reaffirms its obligations under the Loan Agreement and under each of the other Loan Documents to which it is a party. Each Borrower acknowledges and agrees that (a) the execution and delivery of this Amendment and consummation of the transactions contemplated hereby do not reduce, discharge, release, impair or otherwise limit any of such Borrower’s obligations under the Loan Agreement or any of the other Loan Documents to which it is a party, (b) no Borrower has any offset, counterclaim or defense of any kind to its obligations, covenants or agreements under the Loan Agreement or any of the other Loan Documents to which it is a party, (c) nothing contained in this Amendment shall be deemed to constitute a waiver or release by the Bank of any Default or Event of Default that may now or hereafter exist under the Loan Agreement or any of the other Loan Documents, or of the Bank’s right to exercise any and all of its rights and remedies thereunder, all of which rights and remedies are hereby reserved by the Bank, and (d) nothing contained in this Amendment shall be construed to constitute a novation with respect to the indebtedness described in the Loan Agreement and the other Loan Documents. Each Borrower, for itself and for its successors and assigns, hereby releases and forever discharges the Bank and the Bank’s, respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (collectively, the “Bank Group”), from any and all presently existing claims, demands, damages, liabilities, actions and/or causes of action of any nature whatsoever, including, without limitation, all claims, demands and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Borrower may have or claim to have against any of the Bank Group arising out of facts or events in any way related to the Loan Agreement, any of the other Loan Documents, or the transactions contemplated thereby or hereby that exist on the date hereof or arise from facts or actions occurring prior hereto or on the date hereof.

6.     References. All references in the Loan Agreement to “this Agreement,” “herein,” “hereunder” or other words of similar import, and all references to the “Loan Agreement” or similar words in the other Loan Documents, or any other document or instrument that refers to the Loan Agreement, shall be deemed to be references to the Loan Agreement as amended by this Amendment.

7.     Expenses. The Borrowers hereby agree to pay all costs and expenses incurred by the Bank in connection with the preparation of this Amendment and the consummation of the transactions described herein, including, without limitation, the reasonable attorneys’ fees and expenses of the Bank.

8.     Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, without reference to conflicts of law principles.

9.     Counterparts; Electronic Delivery. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument. Delivery by any party to this Amendment of its signatures hereon through facsimile or other electronic image file (including .pdf) (i) may be relied upon as if this Amendment were physically delivered with an original hand-written signature of such party, and (ii) shall be binding on such party for all purposes.

10.     Successors. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.     FINAL AGREEMENT. BY SIGNING THIS AMENDMENT, EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN OR AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS AMENDMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES, AND (D) THIS AMENDMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[Signatures begin on following page]

IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Amendment to be duly executed under seal, all as of the day and year first above written.

Bank:	Borrowers:
Bank of America, N.A. By: /s/Colleen Landau Name: Colleen Landau Title: Senior Vice President

Hooker Furniture Corporation

By: /s/Paul A. Huckfeldt   (Seal)

Name: Paul A. Huckfeldt

Title:   Chief Financial Officer

Bradington-Young, LLC

By: /s/Paul A. Huckfeldt   (Seal)

Name: Paul A. Huckfeldt

Title:   Chief Financial Officer

Sam Moore Furniture LLC

By: /s/Paul A. Huckfeldt   (Seal)

Name: Paul A. Huckfeldt

Title:   Chief Financial Officer

Home Meridian Group, LLC

By: /s/Paul A. Huckfeldt   (Seal)

Name: Paul A. Huckfeldt

Title:   Chief Financial Officer